As filed with the Securities and Exchange Commission on March 1, 2005

                                                        File No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            -------------------------

                          FIRST MONTAUK FINANCIAL CORP.
             (Exact name of Registrant as specified in its charter)

                            Parkway 109 Office Center
                             328 Newman Springs Road
                           Red Bank, New Jersey 07701
       New Jersey                (732) 842-4700                   22-1737915
(State of Incorporation)   (Address, including zip code,        (I.R.S.Employer
                          and telephone number, including       Identification
                            area code, of registrant's              Number)
                           principal executive offices)

                        2002 Incentive Stock Option Plan
              1996 Senior Management Stock Option Plan, as amended
                  2002 Non-Executive Director Stock Option Plan
                              (Full Name of Plans)

                                -----------------
                                Victor K. Kurylak
                             Chief Executive Officer
                            Parkway 109 Office Center
                             328 Newman Springs Road
                           Red Bank, New Jersey 07701
                                 (732) 842-4700
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                -----------------

                                 With copies to:
                             Victor J. DiGioia, Esq.
                           Michael A. Goldstein, Esq.
                            GOLDSTEIN & DIGIOIA, LLP
                                   45 Broadway
                            New York, New York 10017
                            Telephone (212) 599-3322
                            Facsimile (212) 557-0295


                                                  CALCULATION OF REGISTRATION FEE

================================================ ======================== ================== ==================== ==================

                                                                          Proposed Maximum    Proposed Maximum
                                                                           Offering Price    Aggregate Offering
Title of Each Class of Securities Being               Amount to be          per Share (2)         Price(2)            Amount of
Registered                                           Registered (1)                                                Registration Fee
------------------------------------------------ ------------------------ ------------------ -------------------- ------------------
------------------------------------------------ ------------------------ ------------------ -------------------- ------------------
                                                  4,286,000 Shares (3)         $1.04            $4,457,440            $524.64
Common Stock, no par value
------------------------------------------------ ------------------------ ------------------ -------------------- ------------------
------------------------------------------------ ------------------------ ------------------ -------------------- ------------------

Common Stock, no par value                        1,214,000 Shares (4)         $0.59            $  716,260            $ 84.30
------------------------------------------------ ------------------------ ------------------ -------------------- ------------------
------------------------------------------------ ------------------------ ------------------ -------------------- ------------------

Common Stock, no par value                        2,000,000 Shares (5)         $1.04            $2,080,000            $244.82
------------------------------------------------ ------------------------ ------------------ -------------------- ------------------
------------------------------------------------ ------------------------ ------------------ -------------------- ------------------

Common Stock, no par value                          120,000 Shares (6)         $ .30            $   36,000            $  4.24
------------------------------------------------ ------------------------ ------------------ -------------------- ------------------
------------------------------------------------ ------------------------ ------------------ -------------------- ------------------
                                                  7,620,000 Shares                              $7,289,700            $858.00
Totals
================================================ ======================== ================== ==================== ==================

(1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the following of our stock option plans: 2002 Incentive Stock Option Plan, Amended and Restated 1996 Senior Management Plan, and the 2002 Non-Executive Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Offering prices of options that have not yet been granted as of the date of this Registration Statement and for the outstanding shares of restricted stock granted under the 1996 Management Plan are computed in accordance with Rule 457(h) based on the average of the bid and asked prices per share of Registrant's Common Stock on February 25, 2005 as reported on the OTC Bulletin Board, which was $1.04 per share. Offering prices of options that are outstanding as of the date of this Registration Statement are computed in accordance with Rule 457(h) based on the weighted average exercise price (rounded to the nearest cent) of the outstanding options. Offering prices are estimated solely for the purpose of calculating the registration fee.

(3) Represents shares issuable upon exercise of options under the 2002 Incentive Plan, and the 2002 Director Plan that have not been granted as of the date of this Registration Statement. These shares comprised a common pool of authorized shares that are available for grant under any or all of these plans. Of these shares, the number of shares available for issuance under the 2002 Incentive Plan is 3,786,000; and the number of shares we expect to issue under the 2002 Director Plan is 500,000.

(4) Represents shares of Common Stock issuable upon exercise of outstanding options under the 2002 Incentive Plan as of the date of this Registration Statement.

(5) Represents shares of restricted Common Stock that have been issued under the 1996 Management Plan as of the date of this Registration Statement.

(6) Represents shares of Common Stock issuable upon exercise of outstanding options under the 2002 Director Plan as of the date of this Registration Statement.

--------------------------------------------------------------------------------

                                Explanatory Note

First Montauk Financial Corp. (the "Registrant") is filing this Registration Statement on Form S-8 to register (i) 5,000,000 shares of common stock of the Registrant, no par value per share ("Common Stock"), issuable under the Registrant's 2002 Incentive Stock Option Plan, including shares underlying 1,214,000 outstanding options previously granted by the Registrant under such plan; (ii) 2,000,000 shares of Common Stock issuable under the Registrant's Amended 1996 Senior Management Stock Option Plan, consisting of 2,000,000 restricted shares of Common Stock previously awarded by the Registrant; and
(iii) 620,000 shares of Common Stock issuable under the Registrant's 2002 Non-Executive Director Stock Option Plan, including shares underlying 120,000 outstanding options previously granted by the Registrant under such plan.

PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed by First Montauk Financial Corp. with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

1.   Our Annual  Report on Form 10-K,  for the fiscal  year ended  December  31,
     2003.

2. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

3. The following of our Reports on Form 8-K filed with the Commission on the following dates: January 5, 2004, July 12, 2004, September 28, 2004, September 28, 2004, October 13, 2004, January 21, 2005, February 9, 2005 and February 11, 2005.

4. A description of our common stock contained in our registration statement on Form S-3/S-8 (SEC Registration No. 333-28907), filed on June 10, 1997, as amended by our Registration Statement on Form S-3/S-8 (SEC Registration No. 333-28907), filed on July 29, 1997.

     Each document filed  subsequent to the date of this prospectus  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and shall be part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement and Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement of which this Prospectus forms a part.

     We will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to First Montauk Financial Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701, telephone (732) 842-4700, Attention: General Counsel. Our World Wide Web site is located at www.montaukfinancialgroup.com. Information on the Web site is not incorporated by reference into this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     First Montauk's By-Laws require First Montauk to indemnify, to the full extent authorized by Section 14A:3-5 of the New Jersey Business Company Act, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he, his testator or intestate is or was a director, officer or employee of First Montauk or any predecessor of First Montauk is or was serving at the request of First Montauk or a predecessor of First Montauk as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise.

     Section 14A:3-5 of the New Jersey Business Company Act authorized the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of First Montauk and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

     In accordance with Section 14A:2-7 of the New Jersey Business Company Act, First Montauk's Certificate of Incorporation eliminates the personal liability of officers and directors to First Montauk and to shareholders for monetary damage for violation of a director's duty owed to First Montauk or its Shareholders, under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling First Montauk pursuant to the foregoing provisions, or otherwise, First Montauk has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

     The exhibits designated with (*) are filed herewith. All other exhibits have been previously filed with the Commission and, pursuant to 17 C.F.R. Secs.
201.24 and 240.12b-32, are incorporated by reference to the document referenced in brackets following the description of such exhibits.

Exhibit
No.               Description

4.1 Form of Common Stock Certificate (previously filed with the Commission on First Montauk's Registration Statement on Form S-l, File No. 33-24696).

4.2 Amended 1996 Senior Management Stock Option Plan (previously filed with the Commission with First Montauk's 2000 Proxy Statement, filed on May 26,
     2000).

4.3 2002 Incentive Stock Option Plan (previously filed with the Commission as an Exhibit A to our Proxy Statement dated May 20, 2002).

4.4 2002 Non-Executive Directors Stock Option Plan (previously filed with the Commission as an Exhibit B to our Proxy Statement dated May 20, 2002).

5*   Opinion of Goldstein & DiGioia, LLP re legality of shares offered.

23.1* Consent of Schneider & Associates LLP.

23.2* Consent of Goldstein & DiGioia, LLP, contained in Exhibit 5.

24.1*Power  of  Attorney  (contained  on  signature  page to  this  Registration
     Statement)

Item 9.  Undertakings

We hereby undertake:

A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. For purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, New Jersey, on March 1, 2005.

                                         FIRST MONTAUK FINANCIAL CORP.


                                         By:  /s/ Victor K. Kurylak
                                              -------------------------------
                                              Victor K. Kurylak,
                                              President, Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below substitutes and appoints Victor K. Kurylak his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be don in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on our behalf and in the capacities and on the dates indicated.

Name                                        Title                        Date



/s/ Victor K. Kurylak          President, Chief Executive Officer   March 1, 2005
-----------------------------
Victor K. Kurylak

/s/ Herbert Kurinsky           Chairman                             March 1, 2005
-----------------------------
Herbert Kurinsky

/s/ Norma Doxey                Director                             March 1, 2005
-----------------------------
Norma Doxey

/s/ William J. Kurinsky        Director                             March 1, 2005
-----------------------------
William J. Kurinsky

/s/ Ward R. Jones              Director                             March 1, 2005
-----------------------------
Ward R. Jones

/s/ Barry D. Shapiro           Director                             March 1, 2005
-----------------------------
Barry D. Shapiro

/s/ Robert I. Rabinowitz       Vice President, General Counsel      March 1, 2005
-----------------------------  and Secretary
Robert I. Rabinowitz

/s/ Mindy Horowitz             Chief Financial Officer              March 1, 2005
-----------------------------
Mindy Horowitz


